EXHIBIT 99.3
QUOVADX, INC.
MELVIN L. KEATING SEPARATION AGREEMENT
AND
GENERAL RELEASE OF CLAIMS
     This Separation Agreement (“Separation Agreement”) is made by and between Quovadx, Inc. (the “Company”), and Melvin L. Keating (“Executive,” “You,” “Your”).
     WHEREAS, Executive was employed by the Company as its Executive Vice President, Chief Financial Officer and Treasurer under that certain Executive Employment Agreement dated February 10, 2005 (“Employment Agreement”);
     WHEREAS, Executive before and during his employment with the Company has been a partner of Tatum Partners (“Tatum”) to whom Executive owes certain sums in respect of Quovadx equity received during his employment with Quovadx;
     WHEREAS, by mutual agreement, Executive will resign as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and will resign all other offices and directorships with the Company’s various subsidiaries, on August 15, 2005; and
     WHEREAS, By mutual agreement, Executive’s employment with the Company will cease on September 2, 2005.
     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as “the Parties”) hereby agree as follows:
     1. Effective Date. This Separation Agreement will be effective (“Effective Date”) on the later of (a) September 2, 2005, or (b) the seventh day after the date Executive executes the Release of Claims in the form attached as Exhibit A (“Release”). This agreement terminates and supercedes the Employment Agreement except to the extent that Section 16 of the Employment Agreement provides for survival of selected provisions thereof.
     2. Resignation of Offices. Your signature below will signify that as of August 15, 2005 (the “Resignation Date”) you have resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and all other offices and directorships with the Company’s various subsidiaries.
     3. Termination of Employment. Your Employment Period (as defined in the the Employment Agreement) shall terminate on September 2, 2005 (the “Termination Date”).
     4. Accrued Compensation. Upon the Effective Date, the Company will pay You all amounts accrued through the Termination Date but as yet unpaid for vacation, expense reimbursements properly submitted on or before the Termination Date, wages (pursuant to the Employment Agreement), and other benefits due to You under Company-provided plans, policies, and arrangements, in the amounts set forth on Schedule 1).

     5. Additional Consideration. In addition to the payments provided to You under Section 4, as consideration for You entering into this Separation Agreement (including entering into and not revoking the Release of Claims attached hereto as Exhibit A (the “Release”)) and your continued compliance with Your Confidentiality Obligations and the Restrictive Covenants (each as defined below), the Parties agree as follows:
          (a) Continued Salary. The Company will continue to pay Your Base Salary (as defined in the Employment Agreement) for a period of 12 months from the Termination Date (i.e., through September 2, 2006, the “Restricted Period”) at a rate of $10,384.61 per biweekly pay period to be paid in accordance with the Company’s normal payroll policies.
          (b) Bonus. The Company will pay You a lump sum payment of $90,000, being the pro-rated amount of Your Target Bonus (as defined in the Employment Agreement) for 2005, to be paid on the date bonuses are paid to other executive officers of the Company, but in no event more than 12 months following the Termination Date.
          (c) COBRA. The Company will reimburse You for COBRA continuation coverage premiums to continue medical benefits for You and Your eligible dependents for the Restricted Period (but, if further limited by applicable law, the maximum permissible period) or, if earlier, until You become eligible for substantially similar benefits from another employer, provided You validly elect to continue Your medical benefits in accordance with applicable law .
          (d) Termination Expenses. The Company will reimburse you up to $1,500 for shipping of you personal belongings to New Jersey upon presentation of original receipts.
     6. Treatment of Equity. You agree and acknowledge that vesting of restricted shares under Your restricted stock agreement and of options under Your option agreements will cease as of the Termination Date. You agree and acknowledge that You have 50,000 non-transferable options granted June 28, 2004 with an exercise price of $1.12 (the “Vested Options”), that are fully vested as of the Termination Date and that you have 18 months from the Termination Date to exercise the Vested Options under the terms of the respective option agreement (and the related equity compensation plan). Your further agree and acknowledge that, except as noted above no other equity will be vested on the Termination Date and as a result all unvested options will immediately terminate and the restricted stock will be transferred back to the Comapany, all under the terms of the respective agreements..
     7. Notice of new Employment. Notwithstanding any other provision of this Agreement to the contrary, in the event You obtain employment or enter into a consulting relationship with any entity during the Restricted Period which arrangement includes a medical benefits plan in which you are eligible to participate, (i) You agree to notify the Company within three (3) days after Your service commences and (ii) You agree and acknowledge that the COBRA benefits provided under Section 5(c) immediately shall cease upon the date Your new medical benefits commence, and in any event your COBRA benefit from the Company shall cease on the last day of the Restricted Period.
     8. Tax Withholding. All payments and benefits provided hereunder shall be subject to applicable tax withholding by the Company. In the event future payments due to You are not sufficient to cover any applicable tax withholding, You agree to pay the Company the amount in cash necessary to cover such withholding.
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     9. Acknowledgement of Payments. Upon receipt of the payments due under Sections 4 and 5 above, You agree to execute a statement that indicates You acknowledge receipt of the payments.
     10. Indemnification. You acknowledge that the obligation (the “Equity Obligation”) to pay Tatum certain sums in respect of Quovadx equities you have received in connection with your employment with the Company (the “Quovadx Securities”) is your sole obligation. In consideration of the payments hereunder you agree to indemnify, defend and hold the Company harmless against any claims from Tatum in respect of the Equity Obligation.
     11. Confidential Information. You will continue to maintain the confidentiality of all confidential and proprietary information of the Company and your obligations under the Employee Non-Disclosure And Assignment of Inventions Agreement between You and the Company, all of which is incorporated herein by reference (Your “Confidentiality Obligations”).
     12. Return of Materials. On or before September 15, 2005, You will return to the Company all of the Company’s property, including, but not limited to, keys, passcards, credit cards, customer lists, rolodexes, tapes, software, computer files, marketing and sales materials, laptop computer, Blackberry device, mobile phone, and any other property, record, document or piece of equipment belonging to the Company. You agree that the Company can set off against your payments under this Separation Agreement the reasonable value of any such property not returned on or before the Termination Date.
     13. Restrictive Covenants. The restrictive covenants of the Employment Agreement (non-disclosure of trade secrets and confidential information, noncompetition, nonsolicitation, and nondisparagement) by the terms of that agreement survive the termination of your employment and are incorporated into this Separation Agreement by reference to Sections 8 B of the Employment Agreement (the “Restrictive Covenants”).
     14. Continued Cooperation. You agree (a) to be available on an as-needed basis and to provide assistance with respect to any investigation by a governmental authority with respect to activities and actions of the Company or You that occurred during the time period during which You were employed by the Company, (b) during the Restricted Period, subject to Your good faith availability, to provide reasonable assistance to Your successor at the Company with transitional matters on an as needed basis upon reasonable request of the Company, and (c) to promptly execute any documents required with respect to your resignation of officer and director positions of of the Company and/or its various subsidiaries to effect the resignation. You further agree to execute any filing with the Securities and Exchange Commission that was filed on or prior to the Resignation Date. Upon submission of original receipts, the Company will pay Your reasonable out-of-pocket expenses in connection with Your performance of this Section 14.
     15. Impact of Breach. In the event the Company determines in good faith that You have breached any terms of this Agreement (including the terms of the Release) all payments and benefits
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provided to You hereunder immediately shall cease. In addition, if You are required to forfeit any payments or profits under Section 304 of the Sarbanes-Oxley Act of 2002 (or You would be so required if You still were employed by the Company), then, to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002, all payments and benefits provided to You hereunder immediately shall cease.
     16. Injunctive Relief. You agree that if You breach Sections 11 or 13 of this Separation Agreement: (a) the Company may suffer irreparable harm; (b) it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the Company, and (c) if the Company seeks injunctive relief to enforce this Agreement, You will waive and will not (i) assert any defense that the Company has an adequate remedy at law with respect to the breach, (ii) require that the Company submit proof of the economic value of any trade secret or confidential information, or (iii) require the Company to post a bond or any other security. Nothing contained in this Agreement shall limit the Company’s right to any other remedies at law or in equity.
     17. Arbitration. You and the Company agree that any and all disputes arising out of the terms of this Separation Agreement, their interpretation, and any of the matters released in the Release, shall be subject to binding arbitration in Englewood, Colorado before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the Colorado Rules of Civil Procedure. You and the Company agree that the prevailing Party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. Except in connection with injuctive relief under Section 16, You and the Company hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This Section will not prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute. You and the Company will each pay one-half of the costs and expenses of such arbitration, and each party will pay its own counsel fees and expenses.
     18. Notices. Whenever any notice is required, it shall be given in writing addressed as follows:

If to Company:	Quovadx, Inc.
7600 E. Orchard Road, Suite 300S
Greenwood Village, Colorado 80111
Attention: Chief Legal Officer

If to Executive:	At the last residential address known by the Company.
     Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either Party may change the address to which notices shall be delivered or mailed by notifying the other Party of such change in accordance with this Section
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     19. Severability. The provisions of this Separation Agreement are severable. If any provision is determined to be invalid, illegal, or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions shall remain in full force and effect.
     20. Authority. You represents and warrants that You have the capacity to act on Your own behalf and on behalf of all who might claim through You to bind them to the terms and conditions of this Separation Agreement.
     21. No Representations. Neither You nor the Company has relied upon any representations or statements made by the other Party which are not specifically set forth in this Separation Agreement.
     22. Entire Agreement. Except as provided in Section 16 of the Employment Agreement, this Separation Agreement (including the Release), the Employee Non-Disclosure And Assignment of Inventions Agreement and any outstanding stock option agreement, represent the entire agreement and understanding between the Company and You concerning Your separation from the Company.
     23. No Oral Modification. Any modification or amendment of this Separation Agreement, or additional obligation assumed by either party in connection with this Separation Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party.
     24. No Strict Construction. If there is a dispute about the language of this Separation Agreement, the fact that one Party drafted the Agreement shall not be used in its interpretation.
     25. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Colorado.
     22. AFFIRMATION. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ THIS AGREEMENT, YOU KNOW AND FULLY UNDERSTAND ITS TERMS AND CONDITIONS, AND YOU HAVE HAD THE OPPORTUNITY TO CONSULT AN ATTORNEY OF YOUR CHOOSING AND ASK THE COMPANY ANY QUESTIONS YOU MAY HAVE HAD PRIOR TO SIGNING THIS AGREEMENT.
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     IN WITNESS WHEREOF, the Parties have executed this Separation Agreement on the respective dates set forth below.

QUOVADX, INC.:	EXECUTIVE:

/s/ Harvey A. Wagner	/s/ Melvin L. Keating

By: Harvey A. Wagner, President and CEO	Melvin L. Keating

8/1/2005	7/27/2005
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KEATING SEPARATION AGREEMENT
SCHEDULE 1
ACCRUED COMPENSATION
     On the Effective Date, the following will be paid to Executive pursuant to Section 4 of the Separation Agreement:
Accrued Salary through the Termination Date: $0 (the Termination Date corresponds to the end of a regular pay period)
Expense Reimbursement: per final itemized expense reimbursement request attaching original receipt
Accrued vacation through the Termination Date: $20,801.70 (assuming no vacation is taken from July 27 through the Termination Date)

KEATING SEPARATION AGREEMENT
EXHIBIT A
RELEASE OF CLAIMS

QUOVADX, INC.
RELEASE OF CLAIMS
     This Release of Claims (“Release”) is made by and between Quovadx, Inc. (the “Company”) and Melvin L. Keating (“Executive”). This Release is Exhibit A to the Melvin L. Keating Severance Agreement (the “Agreement”) and Executive acknowledges that this Release forms a part of the Agreement. Executive further acknowledges that entering into and not revoking this Release is a condition of receiving payments and benefits under the Agreement.
AGREEMENT:
     In consideration of the severance payments and other mutual promises set forth in the Agreement, the Company and Executive agree as follows:
     1. Release of Claims. Executive agrees that the consideration set forth in the Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company. Executive, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Termination Date, including, without limitation,
          (a) any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
          (b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud; misrepresentation; breach of fiduciary duty; breach of duty under applicable state corporate law; and securities fraud under any state or federal law;
          (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991;

the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; The Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; and any applicable discrimination laws in the State of Colorado;
          (e) any and all claims for violation of the federal, or any state, constitution;
          (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
          (g) any and all claims for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of the Agreement; and
          (h) any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Agreement.
Executive acknowledges and agrees that any breach of a provision of the Agreement shall constitute a material breach of the Agreement and shall entitle the Company to immediately recover the severance benefits provided to Executive under the Agreement.
     2. Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Termination Date. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that
          (a) he should consult with an attorney prior to executing this Release;
          (b) he has up to twenty-one (21) days within which to consider this Release;
          (c) he has seven (7) days following his execution of this Release to revoke this Release;
          (d) this Release shall not be effective until the revocation period has expired; and
          (e) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver and release under ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

     3. Unknown Claims. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Release. Executive acknowledges that he has been advised by legal counsel and is familiar with the principle that a general release does not extend to claims which the releasor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the releasee. Executive, being aware of said principle, agrees to expressly waive any rights Executive may have to that effect, as well as under any other statute or common law principles of similar effect.
     4. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
     5. No Cooperation. Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Notwithstanding the foregoing, this Section 5 shall not preclude voluntary cooperation with any law enforcement or regulatory authority.
     6. No Admission of Liability. Executive understands and acknowledges that the Agreement and this Release constitutes a compromise and settlement of disputed claims. No action taken by the Company, either previously or in connection with the Agreement and this Release shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
     7. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with the Agreement and this Release.
     8. Authority. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of the Agreement and this Release.
     9. Voluntary Execution of Release. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
          (a) They have read this Release;
          (b) They have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Release and of the releases it contains;
          (d) They are fully aware of the legal and binding effect of this Release.

EXECUTIVE:			QUOVADX, INC.:

/s/ Melvin L. Keating			By:	/s/ Harvey A. Wagner

Melvin L. Keating				Harvey A. Wagner, President and CEO

Date:	July 27	, 2005	Date:	August 1	, 2005